Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Dean Kawamura
	SVP, Treasurer		VP, Community Development Manager
	(808) 544-3646		(808) 544-3642
	ian.tanaka@cpb.bank		dean.kawamura@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS INCREASE
IN SECOND QUARTER EARNINGS TO $18.7 MILLION

•Net income of $18.7 million, or $0.66 per diluted share for the second quarter.

•ROA of 1.06% and ROE of 13.56% for the second quarter.

•Core loans increased by $102.7 million in the second quarter, while PPP loans decreased by $163.2 million for a net decrease in total loans of $60.5 million from the first quarter of 2021.

•Total deposits of $6.40 billion increased by $188.2 million, or 3.0% from the first quarter of 2021.

•Cost of average total deposits of 0.06% in the second quarter.

•Board of Directors declared a quarterly cash dividend of $0.24 per share.

•Repurchased 156,600 shares of the Company's common stock, at a total cost of $4.3 million.

HONOLULU, HI, July 28, 2021 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank"), today reported net income in the second quarter of 2021 of $18.7 million, or fully diluted earnings per share ("EPS") of $0.66, compared to net income in the second quarter of 2020 of $9.9 million, or EPS of $0.35, and net income in the first quarter of 2021 of $18.0 million, or EPS of $0.64.

"We are pleased to report very strong financial results with quarterly pre-tax income reaching a new high since 2007," said Paul Yonamine, Chairman and Chief Executive Officer. "During the second quarter we resumed share repurchases as the Hawaii economy continued to rebound, and our asset quality, liquidity and capital levels remained very strong."

"Our quarterly results are a reflection of the extraordinary work of our teams who continue to diligently manage risks while growing our loans and deposits to meet our customer’s needs," said Catherine Ngo, President.

Central Pacific Financial Corp. Reports $18.7 Million Second Quarter Earnings

On July 27, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.24 per share on its outstanding common shares. The dividend will be payable on September 15, 2021 to shareholders of record at the close of business on August 31, 2021.

During the second quarter of 2021, the Company resumed repurchases under its common stock repurchase program and repurchased 156,600 shares of common stock, at a total cost of $4.3 million, or an average cost per share of $27.63. The Company's remaining repurchase authority under its common stock repurchase program at June 30, 2021 is $20.7 million. During the six months ended June 30, 2021, the Company returned $17.6 million in capital to its shareholders through cash dividends and share repurchases.

Earnings Highlights
Net interest income for the second quarter of 2021 was $52.1 million, compared to $49.3 million in the year-ago quarter and $49.8 million in the previous quarter. Net interest margin for the second quarter of 2021 was 3.16%, compared to 3.26% in the year-ago quarter and 3.19% in the previous quarter. The sequential quarter increase in net interest income is primarily due to an increase in loan fees on PPP loans and was partially offset by decreases in yields earned on the Company's interest-earning assets. Net interest income for the second quarter of 2021 included $7.9 million in net interest income and loan fees on PPP loans, compared to $5.2 million in the previous quarter. Net deferred fees on PPP loans totaled $15.9 million and $20.3 million at June 30, 2021 and March 31, 2021, respectively. Additional information on average balances, interest income and expenses and yields and rates is presented in Tables 4 and 5.

In the second quarter of 2021, the Company recorded a credit to the provision for credit losses on loans of $3.4 million, compared to a provision of $11.2 million in the year-ago quarter and a credit to the provision of $0.8 million in the previous quarter. The credit to the provision for credit losses in the second quarter of 2021 was driven by an improved economic forecast and positive migration of loan grades as the State of Hawaii continues to recover from the COVID-19 pandemic.

Other operating income for the second quarter of 2021 totaled $10.5 million, compared to $10.7 million in the year-ago quarter and $10.7 million in the previous quarter. Additional information on other operating income is presented in Table 3.

Other operating expense for the second quarter of 2021 totaled $41.4 million, compared to $35.9 million in the year-ago quarter and $37.8 million in the previous quarter. The increase from the previous quarter was primarily due to an increase in salaries and employee benefits of $4.0 million. Additional information on other operating expense is presented in Table 3.

The efficiency ratio for the second quarter of 2021 was 66.20%, compared to 59.81% in the year-ago quarter and 62.54% in the previous quarter.

The effective tax rate for the second quarter of 2021 was 23.9%, compared to 23.0% in the year-ago quarter and 23.2% in the previous quarter.

Balance Sheet Highlights
Total assets at June 30, 2021 of $7.18 billion increased from $6.63 billion at June 30, 2020, and increased from $6.98 billion at March 31, 2021.

Total loans at June 30, 2021 of $5.08 billion increased from $5.00 billion at June 30, 2020, and decreased from $5.14 billion at March 31, 2021. The sequential quarter decrease in total loans was due to a decrease in PPP loans of $163.2 million, offset by a net increase in core loans of $102.7 million. In the second quarter of 2021, the Company received repayments of PPP loans totaling $195.8 million, which were offset by PPP originations of $28.1 million. Loans on forbearance or deferral totaled $3.5 million, or less than 1% of total loans at June 30, 2021, and declined 91.2% from the first quarter of 2021. Loans by geographic distribution are summarized in Table 6.

Total deposits at June 30, 2021 of $6.40 billion increased from $5.79 billion at June 30, 2020, and increased from $6.21 billion at March 31, 2021. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.83 billion at June 30, 2021, and increased by $278.6 million from March 31, 2021. The Company's loan-to-deposit ratio was 79.4% at June 30, 2021, compared to 86.4% at June 30, 2020 and 82.8% at March 31, 2021. Core deposit and total deposit balances are summarized in Table 7.

Central Pacific Financial Corp. Reports $18.7 Million Second Quarter Earnings

Asset Quality
Nonperforming assets at June 30, 2021 totaled $6.7 million, or 0.09% of total assets, compared to $4.7 million, or 0.07% of total assets at June 30, 2020, and $7.2 million, or 0.10% of total assets at March 31, 2021. Additional information on nonperforming assets, past due and restructured loans is presented in Table 8.

Net charge-offs in the second quarter of 2021 totaled $0.8 million, compared to net charge-offs of $2.9 million in the year-ago quarter, and net charge-offs of $0.7 million in the previous quarter.

The allowance for credit losses, as a percentage of total loans at June 30, 2021 was 1.53%, compared to 1.35% at June 30, 2020 and 1.59% at March 31, 2021. Excluding PPP loans, the allowance for credit losses, as a percentage of core loans at June 30, 2021 was 1.68%, compared to 1.80% at March 31, 2021. Additional information on net charge-offs and recoveries and the allowance for credit losses is presented in Tables 9 and 10.

Capital
Total shareholders' equity was $552.8 million at June 30, 2021, compared to $544.3 million and $542.9 million at June 30, 2020 and March 31, 2021, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At June 30, 2021, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.6%, 12.7%, 14.9%, and 11.6%, respectively, compared to 8.9%, 13.1%, 15.4%, and 12.0%, respectively, at March 31, 2021.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items. These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through August 28, 2021 by dialing 1-877-344-7529 (passcode: 10158618) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.2 billion in assets as of June 30, 2021. Central Pacific Bank, its primary subsidiary, operates 31 branches and 70 ATMs in the state of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

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Central Pacific Financial Corp. Reports $18.7 Million Second Quarter Earnings

Forward-Looking Statements
This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our RISE2020 and other business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 and other business initiatives; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic virus and disease, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
except for per share amounts)	2021	2021	2020	2020	2020	2021	2020
CONDENSED INCOME STATEMENT
Net interest income	$52,061	$49,804	$51,474	$49,120	$49,259	$101,865	$97,089
(Credit) provision for credit losses [1]	(3,443)	(821)	4,898	14,873	11,213	(4,264)	22,340
Total other operating income	10,530	10,711	14,057	11,563	10,692	21,241	19,578
Total other operating expense [1]	41,433	37,846	44,690	36,751	35,854	79,279	70,296
Income tax expense	5,887	5,452	3,772	2,200	2,967	11,339	5,788
Net income	18,714	18,038	12,171	6,859	9,917	36,752	18,243
Basic earnings per common share	$0.66	$0.64	$0.43	$0.24	$0.35	$1.31	$0.65
Diluted earnings per common share	0.66	0.64	0.43	0.24	0.35	1.29	0.65
Dividends declared per common share	0.24	0.23	0.23	0.23	0.23	0.47	0.46

PERFORMANCE RATIOS
Return on average assets (ROA) [2]	1.06%	1.07%	0.74%	0.42%	0.61%	1.07%	0.58%
Return on average shareholders’ equity (ROE) [2]	13.56	13.07	8.87	4.99	7.34	13.31	6.77
Average shareholders’ equity to average assets	7.84	8.19	8.29	8.36	8.36	8.01	8.64
Efficiency ratio [3]	66.20	62.54	68.20	60.56	59.81	64.40	60.25
Net interest margin (NIM) [2]	3.16	3.19	3.32	3.19	3.26	3.18	3.34
Dividend payout ratio [4]	36.36	35.94	53.49	95.83	65.71	36.43	70.77

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,110,820	$5,079,874	$5,034,717	$5,016,955	$4,902,905	$5,095,433	$4,682,626
Average interest-earning assets	6,606,779	6,305,786	6,202,228	6,160,381	6,073,361	6,457,115	5,847,202
Average assets	7,039,928	6,738,825	6,621,127	6,574,492	6,468,129	6,890,195	6,237,592
Average deposits	6,269,516	5,958,742	5,755,257	5,728,147	5,614,595	6,114,975	5,368,056
Average interest-bearing liabilities	4,253,382	4,161,453	4,163,396	4,118,726	4,082,699	4,207,670	4,000,016
Average shareholders’ equity	552,102	551,976	548,663	549,378	540,802	552,039	538,762

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands)	2021	2021	2020	2020	2020
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.6%	8.9%	8.8%	8.8%	8.9%
Tier 1 risk-based capital ratio	12.7	13.1	12.9	12.8	12.5
Total risk-based capital ratio	14.9	15.4	15.2	13.9	13.6
Common equity tier 1 capital ratio	11.6	12.0	11.8	11.6	11.4
Central Pacific Bank
Leverage capital ratio	9.1	9.4	9.4	8.6	8.7
Tier 1 risk-based capital ratio	13.5	13.9	13.7	12.5	12.2
Total risk-based capital ratio	14.6	15.0	14.9	13.6	13.3
Common equity tier 1 capital ratio	13.5	13.9	13.7	12.5	12.2

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands, except for per share amounts)	2021	2021	2020	2020	2020
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,077,318	$5,137,849	$4,964,113	$5,030,626	$5,003,438
Total assets	7,178,481	6,979,265	6,594,583	6,648,142	6,632,972
Total deposits	6,397,159	6,208,950	5,796,118	5,678,929	5,794,685
Long-term debt	105,495	105,436	105,385	101,547	167,491
Total shareholders’ equity	552,793	542,865	546,685	543,903	544,271
Total shareholders’ equity to total assets	7.70%	7.78%	8.29%	8.18%	8.21%

ASSET QUALITY
Allowance for credit losses (ACL) [1] [2]	$77,781	$81,553	$83,269	$80,542	$67,339
Non-performing assets (NPA)	6,745	7,194	6,192	13,187	4,741
ACL to total loans [1]	1.53%	1.59%	1.68%	1.60%	1.35%
ACL to core loans (refer to Table 10) [1]	1.68%	1.80%	1.83%	1.79%	1.50%
ACL to non-performing assets [1]	1,153.17%	1,133.63%	1,344.78%	610.77%	1,420.35%
NPA to total assets	0.09%	0.10%	0.09%	0.20%	0.07%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$19.59	$19.19	$19.40	$19.30	$19.33
Closing market price per common share	26.06	26.68	19.01	13.57	16.03

[1] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation. The allowance for off-balance sheet credit exposures continues to be included in other liabilities.
[2] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[3] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[4] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands, except share data)	2021	2021	2020	2020	2020
ASSETS
Cash and due from financial institutions	$116,009	$93,358	$97,546	$89,665	$102,132
Interest-bearing deposits in other financial institutions	224,469	166,533	6,521	5,489	41,201
Investment securities:
Available-for-sale debt securities, at fair value	1,407,340	1,216,341	1,182,609	1,166,319	1,168,594
Equity securities, at fair value	1,578	1,435	1,351	1,204	1,209
Total investment securities	1,408,918	1,217,776	1,183,960	1,167,523	1,169,803
Loans held for sale	5,361	5,234	16,687	23,962	10,443
Loans, net of deferred fees and costs	5,077,318	5,137,849	4,964,113	5,030,626	5,003,438
Less allowance for credit losses	77,781	81,553	83,269	80,542	67,339
Loans, net of allowance for credit losses	4,999,537	5,056,296	4,880,844	4,950,084	4,936,099
Premises and equipment, net	76,740	72,599	65,278	61,095	55,032
Accrued interest receivable	19,014	19,440	20,224	21,478	19,590
Investment in unconsolidated subsidiaries	31,052	31,487	29,968	30,239	16,428
Other real estate owned	—	—	—	128	—
Mortgage servicing rights	10,500	11,094	11,865	12,429	12,771
Bank-owned life insurance	167,289	167,110	163,161	161,743	161,758
Federal Home Loan Bank ("FHLB") stock	8,149	8,155	8,237	17,468	9,229
Right of use lease asset	41,890	44,727	45,857	44,896	50,039
Other assets	69,553	85,456	64,435	61,943	48,447
Total assets	$7,178,481	$6,979,265	$6,594,583	$6,648,142	$6,632,972
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$2,203,806	$2,070,428	$1,790,269	$1,762,476	$1,851,012
Interest-bearing demand	1,341,280	1,237,574	1,174,888	1,114,123	1,067,483
Savings and money market	2,048,945	2,004,368	1,932,043	1,881,104	1,945,744
Time	803,128	896,580	898,918	921,226	930,446
Total deposits	6,397,159	6,208,950	5,796,118	5,678,929	5,794,685
FHLB advances and other short-term borrowings	—	—	22,000	206,000	—
Long-term debt	105,495	105,436	105,385	101,547	167,491
Lease liability	43,112	46,033	47,191	45,355	50,440
Other liabilities	79,874	75,933	77,156	72,369	76,050
Total liabilities	6,625,640	6,436,352	6,047,850	6,104,200	6,088,666
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,218,860 at June 30, 2021, 28,282,530 at March 31, 2021, 28,183,340 at December 31, 2020, 28,179,798 at September 30, 2020, and 28,154,159 at June 30, 2020	440,854	443,505	442,635	442,635	442,699
Additional paid-in capital	96,182	95,721	94,842	94,336	93,007
Retained earnings (accumulated deficit)	10,831	628	(10,920)	(16,609)	(16,986)
Accumulated other comprehensive income	4,926	3,011	20,128	23,541	25,551
Total shareholders' equity	552,793	542,865	546,685	543,903	544,271
Non-controlling interest	48	48	48	39	35
Total equity	552,841	542,913	546,733	543,942	544,306
Total liabilities and shareholders' equity	$7,178,481	$6,979,265	$6,594,583	$6,648,142	$6,632,972

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2021	2021	2020	2020	2020	2021	2020
Interest income:
Interest and fees on loans	$49,024	$46,074	$48,259	$45,751	$45,915	$95,098	$92,119
Interest and dividends on investment securities:
Taxable investment securities	4,447	5,106	5,002	5,233	6,310	9,553	13,067
Tax-exempt investment securities	346	514	504	621	599	860	1,267
Dividend income on investment securities	18	18	18	17	17	36	34
Interest on deposits in other financial institutions	61	10	4	3	3	71	39
Dividend income on FHLB stock	63	59	114	128	106	122	238
Total interest income	53,959	51,781	53,901	51,753	52,950	105,740	106,764
Interest expense:
Interest on deposits:
Demand	93	86	105	115	114	179	290
Savings and money market	282	274	314	417	567	556	1,685
Time	498	588	813	1,284	2,124	1,086	5,392
Interest on short-term borrowings	—	2	65	71	74	2	582
Interest on long-term debt	1,025	1,027	1,130	746	812	2,052	1,726
Total interest expense	1,898	1,977	2,427	2,633	3,691	3,875	9,675
Net interest income	52,061	49,804	51,474	49,120	49,259	101,865	97,089
(Credit) provision for credit losses	(3,443)	(821)	4,898	14,873	11,213	(4,264)	22,340
Net interest income after (credit) provision for credit losses	55,504	50,625	46,576	34,247	38,046	106,129	74,749
Other operating income:
Mortgage banking income	1,533	2,970	5,434	4,345	3,566	4,503	3,903
Service charges on deposit accounts	1,443	1,478	1,560	1,475	1,149	2,921	3,199
Other service charges and fees	4,619	3,790	3,709	3,345	2,916	8,409	7,813
Income from fiduciary activities	1,269	1,231	1,113	1,149	1,270	2,500	2,567
Net gain (loss) on sales of investment securities	50	—	151	(352)	—	50	—
Income from bank-owned life insurance	1,210	797	1,219	1,179	1,424	2,007	1,405
Other	406	445	871	422	367	851	691
Total other operating income	10,530	10,711	14,057	11,563	10,692	21,241	19,578
Other operating expense:
Salaries and employee benefits	23,790	19,827	23,090	20,375	20,329	43,617	40,383
Net occupancy	4,055	3,764	4,011	3,834	3,645	7,819	7,317
Equipment	1,048	1,000	1,157	1,234	1,043	2,048	2,140
Communication expense	756	769	758	856	774	1,525	1,611
Legal and professional services	2,572	2,377	2,507	2,262	2,238	4,949	4,266
Computer software expense	3,398	3,783	3,625	3,114	3,035	7,181	5,978
Advertising expense	1,329	1,658	756	1,020	923	2,987	2,015
Other	4,485	4,668	8,786	4,056	3,867	9,153	6,586
Total other operating expense	41,433	37,846	44,690	36,751	35,854	79,279	70,296
Income before income taxes	24,601	23,490	15,943	9,059	12,884	48,091	24,031
Income tax expense	5,887	5,452	3,772	2,200	2,967	11,339	5,788
Net income	$18,714	$18,038	$12,171	$6,859	$9,917	$36,752	$18,243
Per common share data:
Basic earnings per share	$0.66	$0.64	$0.43	$0.24	$0.35	$1.31	$0.65
Diluted earnings per share	0.66	0.64	0.43	0.24	0.35	1.29	0.65
Cash dividends declared	0.24	0.23	0.23	0.23	0.23	0.47	0.46
Basic weighted average shares outstanding	28,173,710	28,108,648	28,071,151	28,060,020	28,040,802	28,141,360	28,083,602
Diluted weighted average shares outstanding	28,456,624	28,313,014	28,177,366	28,111,664	28,095,230	28,407,479	28,190,132

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$222,934	0.11%	$61	$43,442	0.10%	$10	$15,777	0.10%	$3
Investment securities, excluding valuation allowance:
Taxable	1,172,183	1.52	4,465	1,081,271	1.90	5,124	1,042,441	2.43	6,327
Tax-exempt	92,702	1.89	438	93,665	2.78	651	100,485	3.02	758
Total investment securities	1,264,885	1.55	4,903	1,174,936	1.97	5,775	1,142,926	2.48	7,085
Loans, including loans held for sale	5,110,820	3.84	49,024	5,079,874	3.66	46,074	4,902,905	3.76	45,915
Federal Home Loan Bank stock	8,140	3.11	63	7,534	3.13	59	11,753	3.62	106
Total interest-earning assets	6,606,779	3.28	54,051	6,305,786	3.32	51,918	6,073,361	3.51	53,109
Noninterest-earning assets	433,149			433,039			394,768
Total assets	$7,039,928			$6,738,825			$6,468,129

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,269,676	0.03%	$93	$1,186,963	0.03%	$86	$1,056,885	0.04%	$114
Savings and money market deposits	2,028,583	0.06	282	1,972,800	0.06	274	1,856,621	0.12	567
Time deposits up to $250,000	231,922	0.34	196	236,828	0.41	241	260,319	0.81	525
Time deposits over $250,000	617,745	0.20	302	657,004	0.21	347	708,831	0.91	1,599
Total interest-bearing deposits	4,147,926	0.08	873	4,053,595	0.09	948	3,882,656	0.29	2,805
Federal Home Loan Bank advances and other short-term borrowings	—	—	—	2,456	0.30	2	63,104	0.48	74
Long-term debt	105,456	3.90	1,025	105,402	3.95	1,027	136,939	2.38	812
Total interest-bearing liabilities	4,253,382	0.18	1,898	4,161,453	0.19	1,977	4,082,699	0.36	3,691
Noninterest-bearing deposits	2,121,590			1,905,147			1,731,939
Other liabilities	112,852			120,247			112,687
Total liabilities	6,487,824			6,186,847			5,927,325
Shareholders’ equity	552,102			551,976			540,802
Non-controlling interest	2			2			2
Total equity	552,104			551,978			540,804
Total liabilities and equity	$7,039,928			$6,738,825			$6,468,129

Net interest income			$52,153			$49,941			$49,418

Interest rate spread		3.10%			3.13%			3.15%

Net interest margin		3.16%			3.19%			3.26%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Six Months Ended			Six Months Ended
	June 30, 2021			June 30, 2020
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$133,684	0.11%	$71	$13,430	0.59%	$39
Investment securities, excluding valuation allowance:
Taxable	1,126,978	1.70	9,589	1,035,068	2.53	13,101
Tax-exempt	93,181	2.34	1,089	102,907	3.12	1,604
Total investment securities	1,220,159	1.75	10,678	1,137,975	2.58	14,705
Loans, including loans held for sale	5,095,433	3.75	95,098	4,682,626	3.95	92,119
Federal Home Loan Bank stock	7,839	3.12	122	13,171	3.61	238
Total interest-earning assets	6,457,115	3.30	105,969	5,847,202	3.67	107,101
Noninterest-earning assets	433,080			390,390
Total assets	$6,890,195			$6,237,592

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,228,548	0.03%	$179	$1,035,340	0.06%	$290
Savings and money market deposits	2,000,845	0.06	556	1,754,186	0.19	1,685
Time deposits up to $250,000	234,361	0.38	437	163,074	1.38	1,116
Time deposits over $250,000	637,266	0.21	649	826,714	1.04	4,276
Total interest-bearing deposits	4,101,020	0.09	1,821	3,779,314	0.39	7,367
Federal Home Loan Bank advances and other short-term borrowings	1,221	0.30	2	101,459	1.15	582
Long-term debt	105,429	3.93	2,052	119,243	2.91	1,726
Total interest-bearing liabilities	4,207,670	0.19	3,875	4,000,016	0.49	9,675
Noninterest-bearing deposits	2,013,955			1,588,742
Other liabilities	116,529			110,070
Total liabilities	6,338,154			5,698,828
Shareholders’ equity	552,039			538,762
Non-controlling interest	2			2
Total equity	552,041			538,764
Total liabilities and equity	$6,890,195			$6,237,592

Net interest income			$102,094			$97,426

Interest rate spread		3.11%			3.18%

Net interest margin		3.18%			3.34%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2020	2020
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$395,352	$548,880	$375,879	$485,286	$483,827
Other	389,341	399,154	426,670	414,754	431,887
Real estate:
Construction	133,457	137,976	125,407	118,247	103,518
Residential mortgage	1,711,801	1,687,513	1,690,212	1,680,060	1,657,558
Home equity	583,430	559,514	551,266	534,056	510,962
Commercial mortgage	926,006	911,216	898,055	914,144	912,422
Consumer	328,332	319,032	332,430	342,203	350,414
Total loans, net of deferred fees and costs	4,467,719	4,563,285	4,399,919	4,488,750	4,450,588
Allowance for credit losses	(67,773)	(70,961)	(73,152)	(71,575)	(59,765)
Loans, net of allowance for credit losses	$4,399,946	$4,492,324	$4,326,767	$4,417,175	$4,390,823

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$39,258	$48,939	$40,496	$43,295	$42,581
Other	96,884	115,035	118,421	113,316	115,971
Real estate:
Commercial mortgage	260,424	253,122	258,273	227,121	217,747
Consumer	213,033	157,468	147,004	158,144	176,551
Total loans, net of deferred fees and costs	609,599	574,564	564,194	541,876	552,850
Allowance for credit losses	(10,008)	(10,592)	(10,117)	(8,967)	(7,574)
Loans, net of allowance for credit losses	$599,591	$563,972	$554,077	$532,909	$545,276

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$434,610	$597,819	$416,375	$528,581	$526,408
Other	486,225	514,189	545,091	528,070	547,858
Real estate:
Construction	133,457	137,976	125,407	118,247	103,518
Residential mortgage	1,711,801	1,687,513	1,690,212	1,680,060	1,657,558
Home equity	583,430	559,514	551,266	534,056	510,962
Commercial mortgage	1,186,430	1,164,338	1,156,328	1,141,265	1,130,169
Consumer	541,365	476,500	479,434	500,347	526,965
Total loans, net of deferred fees and costs	5,077,318	5,137,849	4,964,113	5,030,626	5,003,438
Allowance for credit losses	(77,781)	(81,553)	(83,269)	(80,542)	(67,339)
Loans, net of allowance for credit losses	$4,999,537	$5,056,296	$4,880,844	$4,950,084	$4,936,099

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2020	2020
Noninterest-bearing demand	$2,203,806	$2,070,428	$1,790,269	$1,762,476	$1,851,012
Interest-bearing demand	1,341,280	1,237,574	1,174,888	1,114,123	1,067,483
Savings and money market	2,048,945	2,004,368	1,932,043	1,881,104	1,945,744
Time deposits less than $100,000	141,498	145,497	149,063	157,051	159,739
Other time deposits $100,000 to $250,000 [1]	89,710	88,814	90,149	95,918	96,633
Core deposits	5,825,239	5,546,681	5,136,412	5,010,672	5,120,611

Government time deposits	403,755	500,194	500,344	500,762	509,927
Other time deposits greater than $250,000	168,165	162,075	159,362	167,495	164,147
Total time deposits greater than $250,000	571,920	662,269	659,706	668,257	674,074
Total deposits	$6,397,159	$6,208,950	$5,796,118	$5,678,929	$5,794,685

[1] As of January 1, 2021, other time deposits $100,000 to $250,000 have been included in core deposits. Prior period amounts have been reclassified to conform to current period presentation.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 8

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2020	2020
Nonaccrual loans: [1]
Commercial, financial and agricultural - Other	$699	$1,412	$1,461	$1,536	$934
Real estate:
Residential mortgage	5,280	4,553	4,115	4,032	3,215
Home equity	434	439	524	533	538
Commercial mortgage	—	—	—	6,889	—
Consumer	332	790	92	69	54
Total nonaccrual loans	6,745	7,194	6,192	13,059	4,741
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	—	—	128	—
Total OREO	—	—	—	128	—
Total nonperforming assets ("NPAs")	6,745	7,194	6,192	13,187	4,741
Loans delinquent for 90 days or more still accruing interest: [1]
Commercial, financial and agricultural - Other	29	—	—	—	—
Real estate:
Residential mortgage	1,438	4,522	567	588	726
Consumer	100	262	240	321	444
Total loans delinquent for 90 days or more still accruing interest	1,567	4,784	807	909	1,170
Restructured loans still accruing interest: [1]
Commercial, financial and agricultural - Other	26	63	100	137	172
Real estate:
Residential mortgage	4,258	5,473	5,718	5,178	5,290
Commercial mortgage	1,636	1,698	1,761	1,825	1,888
Consumer	132	198	207	214	145
Total restructured loans still accruing interest	6,052	7,432	7,786	7,354	7,495
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$14,364	$19,410	$14,785	$21,450	$13,406

Total nonaccrual loans as a percentage of total loans	0.13%	0.14%	0.12%	0.26%	0.09%
Total NPAs as a percentage of total loans and OREO	0.13%	0.14%	0.12%	0.26%	0.09%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.16%	0.23%	0.14%	0.28%	0.12%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.28%	0.38%	0.30%	0.43%	0.27%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$7,194	$6,192	$13,187	$4,741	$3,647
Additions	1,879	2,257	1,370	9,060	1,771
Reductions:
Payments	(1,120)	(292)	(3,186)	(393)	(367)
Return to accrual status	(84)	(99)	(548)	—	(123)
Sales of NPAs	—	—	(4,353)	—	(94)
Charge-offs, valuation and other adjustments	(1,124)	(864)	(278)	(221)	(93)
Total reductions	(2,328)	(1,255)	(8,365)	(614)	(677)
Balance at end of quarter	$6,745	$7,194	$6,192	$13,187	$4,741

[1] Section 4013 of the CARES Act and the revised Interagency Statement are being applied to loan modifications related to the COVID-19 pandemic as eligible and applicable. These loan modifications are not included in the delinquent or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2020	2020	2021	2020
Allowance for credit losses ("ACL"):
ACL at beginning of period	$81,553	$83,269	$80,542	$67,339	$59,645	$83,269	$47,971
Adoption of ASU 2016-13	—	—	—	—	—	—	3,566
Adjusted ACL at beginning of period	81,553	83,269	80,542	67,339	59,645	83,269	51,537

(Credit) provision for credit losses on loans [1] [2]	(2,963)	(974)	4,496	14,465	10,640	(3,937)	19,969

Charge-offs:
Commercial, financial and agricultural - Other	401	609	676	810	1,103	1,010	1,540
Real estate:
Residential mortgage	—	—	—	11	52	—	52
Commercial mortgage	—	—	—	75	—	—	—
Consumer	1,523	1,098	1,856	1,492	2,626	2,621	4,843
Leases	—	—	—	—	—	—	—
Total charge-offs	1,924	1,707	2,532	2,388	3,781	3,631	6,435

Recoveries:
Commercial, financial and agricultural - Other	276	89	189	321	305	365	647
Real estate:
Construction	—	—	—	—	—	—	131
Residential mortgage	186	106	15	13	20	292	201
Home equity	—	9	2	—	—	9	31
Commercial mortgage	65	8	1	12	1	73	3
Consumer	588	753	556	780	509	1,341	1,255
Total recoveries	1,115	965	763	1,126	835	2,080	2,268
Net charge-offs	809	742	1,769	1,262	2,946	1,551	4,167
ACL at end of period	$77,781	$81,553	$83,269	$80,542	$67,339	$77,781	$67,339

Average loans, net of deferred fees and costs	$5,110,820	$5,079,874	$5,034,717	$5,016,955	$4,902,905	$5,095,433	$4,682,626
Annualized ratio of net charge-offs to average loans	0.06%	0.06%	0.14%	0.10%	0.24%	0.06%	0.18%

[1] In 2020, the Company recorded a reserve on accrued interest receivable ("AIR") of $0.2 million for loans on payment forbearance or deferral, which were granted to borrowers impacted by the COVID-19 pandemic. This reserve was recorded as a contra-asset against AIR with the offset to the provision for credit losses. During the second quarter of 2021, the Company reversed the entire reserve on AIR. The provision for credit losses presented in this table excludes the provision for credit losses on AIR.
[2] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. The allowance for off-balance sheet credit exposures continues to be included in other liabilities. For roll-forward purposes, in this table we exclude the provision for credit losses on off-balance sheet credit exposures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

The following table sets forth a reconciliation of our core loans and the ratios of our allowance for credit losses ("ACL") to total loans and ACL to core loans (or total loans, excluding SBA Paycheck Protection Program ("PPP") loans), for each of the periods indicated:

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2021	2021	2020	2020	2020
ACL	$77,781	$81,553	$83,269	$80,542	$67,339

Total loans	$5,077,318	$5,137,849	$4,964,113	$5,030,626	$5,003,438
Less: PPP loans	434,610	597,819	416,375	528,581	526,408
Core loans (or total loans, excluding PPP loans)	$4,642,708	$4,540,030	4,547,738	4,502,045	$4,477,030

Ratio of ACL to total loans	1.53%	1.59%	1.68%	1.60%	1.35%
Ratio of ACL to core loans	1.68%	1.80%	1.83%	1.79%	1.50%